Exhibit 10.05
LEASE AGREEMENT
THIS LEASE AGREEMENT (the “Lease”) is entered into this 5 day of November, 2007 between Mastro Willows 2, LLC a Washington Limited Liability Company (“Landlord”), and Foundation 9 Entertainment, Inc. and Amaze Entertainment, Inc. jointly and severally (“Tenant”). Landlord and Tenant agree as follows:
1. LEASE SUMMARY.
a.
Leased Premises. The leased commercial real estate (the “Premises”) consist of approximately 54,453 rentable square feet, to be verified by final measurement and include gym located on garage level, and are outlined on the floor plan attached as Exhibit A, located on the land legally described on attached Exhibit B, and is commonly known as Willows 124A, located at 12421 Willows Road NE, in Kirkland, Washington. Tenant and Landlord shall agree on the final measurement of the Premises no later than the Commencement Date. The Premises do not include, and Landlord reserves, the exterior walls and roof of the Premises, the land beneath the Premises, the pipes and ducts, conduits, wires, fixtures, and equipment above the suspended ceiling or structural elements of the building in which the Premises are located (the “Building”). The Building, the land upon which it is situated, all other improvements located on such land, and all common areas appurtenant to the Building are referred to as the “Property.” Within sixty (60) days after the Commencement Date, Landlord and Tenant shall have the right to independently measure and calculate the area of the Leased Premises in accordance with ANSI/BOMA z65.1- 1996 standard. The lease shall be amended to reflect the correct square footage and attendant corrections(e.g. sec. 1.d.).

b.	Lease Commencement Date. The Lease shall commence on April 1, 2008, or such earlier or later date as provided in Section 3 (the “Commencement Date”).

c.	Lease Termination Date. The Lease shall terminate at midnight on September 30, 2015 or such earlier or later date as provided in Section 3 (the “Termination Date”).
d.
Base Rent. The base monthly rent shall be per the Base Rent schedule below. Rent shall be payable at Landlord’s address shown in Section l(h) below, or such other place designated in writing by Landlord.

Months	Annual Base Rent per Square foot	Monthly Base Rent*
1-4	$00.00/sf/yr,	$0.00, Plus Operating Expenses
5-12	$17.00/sf/yr	$77,l41.75/mo.
13-24	$17.50/sf/yr	$79,410.63/mo.
25-36	$18.00/sf/yr	$8l,679.50/mo.
37-48	$18.50/sf/yr	$83,948.38/mo.
49-60	$19.00/sf/yr	$86,217.25/mo.
61-72	$19.50/sf/yr	$88,486.13/mo.
73-84	$20.00/sf/yr	$90,755.00/mo.
85-90	$20.50/sf/yr	$93,023.88/mo.

*	Unless lease is amended in accordance with section l(a) herein.

e.	Prepaid Rent. N/A
f.	Security Deposit. The amount of the security deposit currently held by Landlord is $33,350.25. No additional security deposit shall be required.
g.	Permitted Use. The Premises shall be used only for general office, server room and related uses and for no other purpose without the prior written consent of Landlord.
h.	Notice and Payment Addresses:

Landlord: Michael R. Mastro Mastro Willows 2, LLC 510 Rainier Ave S. Seattle, WA 98144	Phone: 206-323-5393 Fax: 206-323-6980

Tenant: Amaze Entertainment, Inc. 12421 Willows RD NE Suite 200 Kirkland, WA 98034	Phone: (425) 825-6800 Fax: (425) 825-6700

Foundation 9 Entertainment, Inc.	Phone:
Fax:

i.
Tenant’s Pro Rata Share. Landlord and Tenant agree that Tenant’s Pro Rata Share is 75.68% of the Building, based on the ratio of the agreed rentable area of the Premises to the agreed rentable area of the Building as of the date of this Lease. If the agreed rental area of the Premises shall change as a result of the agreement or remeasurement pursuant to Section 1a of this lease, the Pro Rata Share shall be adjusted to reflect the final agreed rental area.

2. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord the Premises upon the terms specified in this Lease.
a.
Right of First Refusal. Tenant shall have a continuous Right of First Refusal for all space available or that may come available in the Building during the lease term. Landlord shall notify Tenant in writing of any available space in the Building upon receipt by Landlord and acceptance of a Third Party Offer to lease the available space by an unrelated party in an arms length transaction. Tenant shall have five (5) business days after receipt by Tenant of an official written notification by Landlord of a Third Party Offer to confirm its intent to exercise its Right of First Refusal under the same lease terms as those outlined in the Third Party Offer.

b.
Roof Rights. Tenant shall have roof top access to install communications receiving/sending equipment, such as an antenna, satellite or microwave dish, as well as access through vertical risers connecting the roof to the Premises without additional cost to Landlord; however Tenant shall remove upon vacating premises and repair/restore to a like new condition.

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c.
Parking. Landlord shall provide Tenant with parking for employees and visitors at no charge during the term of the Lease and any Renewal Options. Landlord shall provide parking spaces at the ratio of three (3) parking stalls per one thousand (1,000) rentable square feet of leased area. Tenants parking shall be inclusive of 100% of the covered reserved parking stalls at the building.

d.
Tenant Access & Security System. Tenant shall have the right to access the Premises and Building 24 hours per day, 7 days per week and 52 weeks per year. Tenant shall have the same security hardware system as is currently installed in the Premises. Tenant shall have the right to modify the existing building security system or install its own security system within the Premises as part of the Tenant Improvement Allowance.

e.	Relocation Right. In no event shall Landlord have the right to relocate Tenant during the term of the Lease and any Renewal Options.
f.	Prior Leases. Upon Commencement Date, any and all prior Leases between Landlord and Tenant shall be null and void.
3. TERM.
a.	Commencement Date. The Lease shall commence on the date specified in Section l(b).
b.
Tenant Obligations. To the extent Tenant’s tenant improvements are not completed in time for the Tenant to occupy or take possession of the Premises on the Commencement Date the Lease shall nevertheless commence on the Commencement Date. Except as specified elsewhere in this Lease, Landlord makes no representations or warranties to Tenant regarding the Premises, including the structural condition of the Premises and the condition of all mechanical, electrical, and other systems on the Premises. Except for any tenant improvements described on attached Exhibit C to be completed by Landlord (defined therein as “Landlord’s Work”), Tenant shall be responsible for performing any work necessary to bring the Premises into condition satisfactory to Tenant. By signing this Lease, Tenant acknowledges that it has had adequate opportunity to investigate the Premises, acknowledges responsibility for making any corrections, alterations and repairs to the Premises (other than the Landlord’s Work), and acknowledges that the time needed to complete any such items shall not delay the Commencement Date.

c.
Termination Option. Tenant shall have a right to terminate the lease at the end of the sixtieth (60th) month by providing Landlord nine (9) months prior written notice. Tenant shall pay at the time Tenant notifies Landlord, a termination fee equal to (a) the unamortized cost of the Tenant Improvement Allowance, Additional Improvement Allowance (if utilized) and Commissions and (b) six (6) months of Base Rent and Operating Expenses.

d.
Option to Renew. Tenant shall have Two (2), sixty (60) month renewal options at ninety-five percent (95%) of fair market value (“effective rent”, e.g., after taking into account, free rent, Tenant improvement allowances, and other concessions and inducements in the market then given to new, non-renewal, non-equity Tenants in comparable class office buildings). In no event shall a floor or minimum exist for determining the rental rate. Tenant shall provide Landlord written notice of its intent to renew nine (9) months prior to the expiration date or the options shall expire and be null and void.

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4. RENT. Tenant shall pay Landlord without demand, deduction or offset, in lawful money of the United States, the monthly rental as outlined in section l(d) in advance on or before the first day of each month during the Lease Term beginning on the Commencement Date, together with any other additional payments due to Landlord, including Operating Costs (collectively the “Rent”) when required under this Lease. Payments for any partial month at the beginning or end of the Lease term shall be prorated. If any sums payable by Tenant to Landlord under this Lease are not received by the fifth (5th) day of each month, Tenant shall pay Landlord in addition to the amount due, for the cost of collecting and handling such late payment (“Late Charges”), an amount equal to the greater of $100 or five percent (5%) of the delinquent amount. In addition, all delinquent sums payable by Tenant to Landlord and not paid within five days of the due date, or the five (5) day cure period as outlined below, shall, at Landlord’s option, bear interest at the rate of Eighteen percent (18%) per annum, or the highest rate of interest allowable by law, whichever is less. Interest on all delinquent amounts shall be calculated from the original due date to the date of payment. Landlord’s acceptance of less than the full amount of any payment due from Tenant shall not be deemed an accord and satisfaction or compromise of such payment unless Landlord specifically consents in writing to payment of such lesser sum as an accord and satisfaction or compromise of the amount which Landlord claims. Notwithstanding the foregoing, Landlord shall provide Tenant with written notice of the failure to pay and Tenant shall be granted five (5) days after receipt of notice to submit payment in full. Tenant shall have the right to receive said written notice one (1) time per twelve month period before the aforementioned Late Charges and interest rate as outlined herein shall be assessed to Tenant.
5. SECURITY DEPOSIT. Upon execution of this Lease, Landlord warrants that it has received the security deposit specified in Section 1(f) above. Landlord may commingle the security deposit with its other funds. If Tenant breaches any covenant or condition of this Lease, including but not limited to the payment of Rent, Landlord may apply all or any part of the security deposit to the payment of any sum in default and any damage suffered by Landlord as a result of Tenant’s breach. In such event, Tenant shall, within five (5) days after written demand by Landlord, deposit with Landlord the amount so applied. Any payment to Landlord from the security deposit shall not be construed as a payment of liquidated damages for any default. If Tenant is in compliance with all of the covenants and conditions of this Lease at the end of the lease term or earlier termination in accordance with the terms of this lease, Landlord shall repay the security deposit to Tenant without interest within 30 days after the vacation of the Premises.
6. USES. The Premises shall be used only for the use(s) specified in Section 1(g) above (the “Permitted Use”), and for no other business or purpose without the prior written consent of Landlord. No act shall be done on or around the Premises that is unlawful, or cause the cancellation of any insurance on the Premises or the Building. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance. Tenant shall not do or permit anything to be done in the Premises or on the Property, which will obstruct or interfere with the rights of other tenants or occupants of the Property, or their customers, clients and visitors, or to injure or annoy such persons.

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7. COMPLIANCE WITH LAWS. Tenant shall not cause or permit the Premises to be used in any way, which violates any law, ordinance, or governmental regulation or order. Landlord represents to Tenant, to the best of Landlord’s knowledge, that with the exception of any Tenant’s Work, as of the Commencement Date, the Premises comply with all applicable laws, rules, regulations, or orders, including without limitation, the Americans With Disabilities Act, if applicable, and Landlord shall be responsible to promptly cure any noncompliance which existed on the Commencement Date. Tenant shall be responsible for complying with all laws applicable to the Premises as a result of Tenant’s particular use, such as modifications required by the Americans With Disabilities Act as a result of Tenant opening the Premises to the public as a place of public accommodation. If the enactment or enforcement of any law, ordinance, regulation or code during the Lease term requires any changes to the Premises during the Lease term, the Tenant shall perform all such changes at its expense if the changes are required due to the nature of Tenant’s activities at the Premises, excluding uses specified in section l(g) or to alterations that Tenant seeks to make to the Premises; otherwise, Landlord shall perform all such changes at its expense.
8. OPERATING COSTS.
a.
Definition. As used herein, “Operating Costs” shall mean all costs of operating, maintaining and repairing the Premises, the Building, and the Property, determined in accordance with generally accepted accounting principles, and including without limitation the following: all taxes and assessments (including, but not limited to, real and personal property taxes and assessments, local improvement district assessments and other special purpose assessments, and taxes on pro-rata rent or gross receipts); insurance premiums paid by Landlord and (to the extent used) deductibles; water, sewer and all other utility charges (other than utilities separately metered and paid directly by Tenant or other tenants); janitorial and all other cleaning services; refuse and trash removal; refurbishing and repainting of common areas; carpet replacement of common areas; air conditioning, heating, ventilation and elevator service; pest control; lighting systems, fire detection and security services; landscape maintenance; management (fees and/or personnel costs); parking lot, road, sidewalk and driveway patching, resurfacing and maintenance; snow and ice removal; amortization (in accordance with generally accepted accounting principles) of capital improvements as Landlord may in the future install to comply with governmental regulations and rules or undertaken in good faith with a reasonable expectation of reducing operating costs (the useful life of which shall be determined by generally accepted accounting principles; and costs of legal services (except those incurred directly relating to a particular occupant of the Building); accounting services, labor, supplies, materials and tools. Landlord and Tenant agree that if the Building is not one hundred percent (100%) occupied during any calendar year, on a monthly average, then the variable Operating Costs shall be increased to reflect the Operating Costs of the Building as though it were one hundred percent (100%) occupied and Tenant’s Pro Rata Share of Operating Costs shall be based upon Operating Costs as so adjusted. Operating Costs shall not include: Landlord’s income tax or general corporate overhead, depreciation on the Building or equipment therein; loan payments; real estate broker’s commissions; capital improvements not described in this paragraph (except for those that apply to newly enacted laws or constitute cost savings and in each case only if amortized over its useful life); improvements which are specific to another Tenants premises; or any costs regarding the operation, maintenance and repair of the Premises, the Building, or the Property paid directly by Tenant or other tenants in the Building. Operating Costs which cannot be separately allocated to the tenants of other structures may include but are not limited to: insurance premiums; taxes and assessments; management (fees and/or personnel costs); exterior lighting; parking lot, road, sidewalk and driveway patching, resurfacing and maintenance; snow and ice removal; and costs of legal services and accounting services. The cost of any replacements of HVAC equipment less than $4,750 per occurrence shall be at the sole expense of Landlord and repaid as part of Tenant’s Operating Expenses. Actual replacement of equipment or repair in excess of $4,750 shall be amortized over the useful life of the improvement and repaid as part of Tenants operating expenses. The useful life for replacements shall be determined by an independent mechanical contractor. In no event shall the repairs or replacement of HVAC equipment cause Tenants operating expenses to increase in one year by more than $1.00 per square foot per year. Tenant shall have a one (1) year period to audit operating expenses.

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b.	Type of Payment: TRIPLE NET. As additional Rent, Tenant shall pay to Landlord on the first of each month with payment of Tenant’s base Rent one-twelfth of Tenant’s Pro Rata Share of Operating Costs.
d.	Method of Payment. Tenant shall pay to Landlord Operating Costs as provided above pursuant to the following procedure:
i) Landlord shall provide to Tenant, at or before the Commencement Date, a good faith estimate of annual Operating Costs for the calendar year in which the Commencement Date occurs. Landlord shall also provide to Tenant, as soon as possible following the first day of each succeeding calendar year, a good faith estimate of Tenant’s annual Pro Rata Share of Operating Costs for the then-current year;
(ii) Each estimate of Tenant’s annual Pro Rata Share of Operating Costs determined by Landlord as described above, shall be divided into twelve (12) equal monthly installments. Tenant shall pay to Landlord such monthly installment of Operating Costs with each monthly payment of base Rent. In the event the estimated amount of Tenant’s Pro Rata Share of Operating Costs has not yet been determined for any calendar year, Tenant shall pay the monthly installment in the estimated amount determined for the preceding calendar year until the estimate for the current calendar year has been provided to Tenant. At such time as the estimate for the current calendar year is received, Tenant shall then pay any shortfall or receive a credit for any surplus for the preceding months of the current calendar year and shall, thereafter, make the monthly installment payment in accordance with the current estimate; and (iii) As soon as reasonably possible following the end of each calendar year of the Lease term, but in no event later than April 15th of the following calendar year, Landlord shall determine and provide to Tenant a statement (the “Operating Costs Statement”) setting forth the amount of Operating Costs actually incurred and the amount of Tenant’s Pro Rata Share of Operating Costs actually payable by Tenant with respect to such calendar year. In the event the amount of Tenant’s Pro Rata Share of Operating Costs exceeds the sum of the monthly installments actually paid by Tenant for such calendar year, Tenant shall pay to Landlord the difference within thirty (30) days following receipt of the Operating Costs Statement. In the event the sum of such installments exceeds the amount of Tenant’s Pro Rata Share of Operating Costs actually due and owing, the difference shall be applied as a credit to Tenant’s future Pro Rata Share of Operating Costs payable by Tenant pursuant to this Section.
9. UTILITIES AND SERVICES. Landlord shall provide the Premises the following services, the cost of which shall be included in the Operating Costs: water, sewage, garbage removal and electricity for the Premises seven (7) days per week, twenty-four (24) hours per day, and heating, ventilation and air conditioning from 8:00 a.m. to 7:00 p.m. Monday through Friday, and 9:00 a.m. to 3:00 p.m. on Saturday, and shall provide janitorial service to the Premises and Building five (5) nights each week, exclusive of holidays. Heating, ventilation and air conditioning services will also be provided by Landlord to the Premises during additional hours on reasonable notice to Landlord, at Tenant’s sole cost and expense, at an hourly rate reasonably established by Landlord from time to time and payable by Tenant, as billed, as additional Rent. The current hourly rate charged by Landlord for after hours HVAC is $35. Tenant shall furnish and pay, at Tenant’s sole expense, all other services (including, but not limited to, telephone and cable service if available) and other services which Tenant requires with respect to the Premises, except those to be provided by Landlord as described above. Notwithstanding the foregoing, if Tenant’s use of the Premises incurs utility service charges which are above ordinary usage for office tenants in Kirkland, WA, Landlord reserves the right to require Tenant to pay a reasonable additional charge for such usage.

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a.
Property Management. Upon request by Tenant Landlord shall consider hiring a professional third party management company to manage the property. The management company shall have extensive experience working with Class B office properties in the Kirkland/Redmond submarkets. Tenant reserves the ongoing right to approve any property management firm and or property management fees. Tenant shall also have the ongoing right to approve/disapprove the cleaning contractor selected for the Premises. Tenant shall be responsible for payment of any charges incurred by Landlord in retaining a professional management firm, either directly or through the payment of Operating Expenses.

10. TAXES. Tenant shall pay all taxes, assessments, liens and license fees (“Taxes”) levied, assessed or imposed by any authority having the direct or indirect power to tax or assess any such liens, by reason of Tenant’s use of the Premises, and all Taxes on Tenant’s personal property located on the Premises. Landlord shall pay all Taxes with respect to the Building and the Project, including any Taxes resulting from a reassessment of the Building or the Project due to a change of ownership or otherwise, which shall be included in Operating Costs.
11. COMMON AREAS.
a.
Definition. The term “Common Areas” means all areas and facilities that are provided and designated from time to time by Landlord for the general non-exclusive use and convenience of Tenant with other tenants and which are not leased or held for the exclusive use of a particular tenant. Common Areas may, but do not necessarily include, hallways, entryways, stairs, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, parking areas and garages, roadways, pedestrian sidewalks, landscaped areas, security areas and lobby or mall areas. Tenant shall comply with reasonable rules and regulations concerning the use of the common areas adopted by Landlord from time to time. Without advance notice to Tenant and without any liability to Tenant, Landlord may change the size, use, or nature of any common areas, erect improvements on the Common Areas or convert any portion of the Common Areas to the exclusive use of Landlord or selected tenants, so long as Tenant is not thereby deprived of the substantial benefit of the Premises. Landlord reserves the use of exterior walls and the roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits, and wires leading through the Premises in areas which will not materially interfere with Tenant’s use thereof.

b.
Use of the Common Areas. Tenant shall have the non-exclusive right in common with such other tenants to whom Landlord has granted or may grant such rights to use the Common Areas. Tenant shall abide by rules and regulations adopted by Landlord from time to time and shall use its best efforts to cause its employees, contractors, and invitees to comply with those rules and regulations, and not interfere with the use of Common Areas by others. Tenant shall have the exclusive right to use the Gym and control access to the Gym which is located adjacent to the parking garage. In no event shall any other Tenant have the right to use or access the Gym without Tenant’s prior written consent.

c.	Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair. This maintenance cost shall be an Operating Cost chargeable to Tenant pursuant to Section 8.

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12. ALTERATIONS. Tenant shall notify Landlord of all proposed alterations or improvements to the Premises. If the Alterations cost under $25,000, Landlord’s prior written consent for such alterations will not be required. If the Alterations cost over $25,000, then Landlord’s prior written consent will be required, but in no event, shall Landlord’s consent be delayed, withheld or conditioned unless the alterations affect the structural, mechanical, electrical or fire life safety systems of the building. The term “Alterations” shall not include the installation of shelves, movable partitions, Tenant’s equipment, and trade fixtures which may be performed without damaging existing improvements or the structural integrity of the Premises, and Landlord’s consent shall not be required for Tenant’s installation of those items. Tenant shall complete all Alterations at Tenant’s expense in compliance with all applicable laws and in accordance with plans and specifications approved by Landlord if exceeding $25,000, using contractors mutually agreed upon by Landlord and Tenant, and in a manner so as to not unreasonably interfere with other tenants. Landlord shall be deemed the owner of all fixtures and fixed Alterations except for those, which Landlord requires to be removed at the end of the Lease term. Tenant shall not be required to remove any Alteration at the end of the Lease term unless Landlord conditioned its consent of the approved Alteration upon Tenant removing the approved Alteration at the expiration of the lease term, in which case Tenant shall remove such Alteration. Tenant shall immediately repair any damage to the Premises caused by removal of Alterations.
13. REPAIRS AND MAINTENANCE. Tenant shall, at its sole expense, maintain the Premises in good condition and promptly make all repairs and replacements necessary to keep the Premises safe and in good condition. Landlord shall maintain and repair the Building structure, foundation, exterior walls, and roof, and the Common Areas, the cost of which shall be included as an Operating Cost. Tenant shall not damage any demising wall or disturb the structural integrity of the Premises and shall promptly repair any damage or injury done to any such demising walls or structural elements caused by Tenant or its employees, agents, contractors, or invitees. If Tenant fails to maintain or repair the Premises, Landlord may enter the Premises and perform such repair or maintenance on behalf of Tenant. In such case, Tenant shall be obligated to pay to Landlord immediately upon receipt of demand for payment, as additional Rent, all costs incurred by Landlord. Notwithstanding anything in this Section to the contrary, Tenant shall not be responsible for any repairs to the Premises made necessary by the acts of Landlord or its agents, employees, contractors or invitees therein or due to commercially reasonable wear and tear. Upon expiration of the Lease term, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises, together with all keys, to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable wear and tear and insured casualty excepted.
14. ACCESS AND RIGHT OF ENTRY. After reasonable notice from Landlord, but in no event less than 24 hours, (except in cases of emergency, where no notice is required), Tenant shall permit Landlord and its agents, employees and contractors to enter the Premises at all reasonable times to make repairs, alterations, improvements or inspections. This Section shall not impose any repair or other obligation upon Landlord not expressly stated elsewhere in this Lease. After reasonable notice to Tenant, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective purchasers or lenders at any time, and to prospective tenants within 180 days prior to the expiration or sooner termination of the Lease term.

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15. SIGNAGE. Tenant shall have the right to install building top signage at Tenants expense and as permitted by local governmental codes. Tenant shall obtain Landlord’s written consent, which shall not be unreasonably withheld, conditioned or delayed, before installing any signs upon Premises. Tenant shall install any approved signage at Tenant’s sole expense and in compliance with all applicable laws. Tenant shall not damage or deface the Premises in installing or removing signage and shall repair any injury or damage to he Premises caused by such installation or removal.
16. DESTRUCTION OR CONDEMNATION.
a.
Damage and Repair. If the Premises or the portion of the Property necessary for Tenant’s occupancy are partially damaged but not rendered untenantable, by fire or other insured casualty, then Landlord shall diligently restore the Premises and the portion of the Property necessary for Tenant’s occupancy and this Lease shall not terminate; provided, however, Tenant may terminate the Lease if Landlord is unable to restore the Premises within six (6) months of the casualty event. The Premises or the portion of the Property necessary for Tenant’s occupancy shall not be deemed untenantable if less than twenty-five percent (25%) of the usable square footage area is damaged. Notwithstanding the foregoing, Landlord shall have no obligation to restore the Premises or the portion of the Property necessary for Tenant’s occupancy if insurance proceeds are not available to pay the entire cost of such restoration. If insurance proceeds are available to Landlord but are not sufficient to pay the entire cost of restoration, then Landlord may elect to terminate this Lease and keep the insurance proceeds, by notifying Tenant within sixty (60) days of the date of such casualty. If the Premises, the portion of the Property necessary for Tenant’s occupancy, or 50% or more of the rentable area of the Property are entirely destroyed, or partially damaged and rendered untenantable, by fire or other casualty, Landlord may, at its option: (a) terminate this Lease as provided herein, or (b) restore the Premises and the portion of the Property necessary for Tenant’s occupancy to their previous condition; provided, however, if such casualty event occurs during the last 6 months of the Lease term (after considering any option to extend the term timely exercised by Tenant) then either Tenant or Landlord may elect to terminate the Lease. If, within thirty days (30) after receipt by Landlord from Tenant of written notice that Tenant deems the Premises or the portion of the Property necessary for Tenant’s occupancy untenantable, Landlord fails to notify Tenant of its election to restore those areas, or if Landlord is unable to restore those areas within six (6) months of the date of the casualty event, then Tenant may elect to terminate the Lease. If Landlord restores the Premises or the Property under this Section 16(a), Landlord shall proceed with reasonable diligence to complete the work, and the base Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the leased Premises, provided that there shall be a rent abatement only if the damage or destruction of the Premises or the Property did not result from, or was not contributed to directly or indirectly by the act, fault or neglect of Tenant, or Tenant’s officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors. Provided, Landlord complies with its obligations under this Section, no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance directly, incidentally or consequentially arising from any repair or restoration of any portion of the Premises or the Property. Landlord will not carry insurance of any kind for the protection of Tenant or on Tenant’s furniture or on any fixtures, equipment, or appurtenances of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same unless the damage is caused by Landlord’s negligence.

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b.
Condemnation. If the Premises, the portion of the Property necessary for Tenant’s occupancy, or 50% or more of the rentable area of the Property are made untenantable by eminent domain, or conveyed under a threat of condemnation, this Lease shall terminate at the option of either Landlord or Tenant as of the earlier of the date title vests in the condemning authority or the condemning authority first has possession of the Premises or the portion of the Property and all Rents and other payments shall be paid to that date. In case of taking of a part of the Premises or the portion of the Property necessary for Tenant’s occupancy that does not render those areas untenantable, then this Lease shall continue in full force and effect and the base Rent shall be equitably reduced based on the proportion by which the floor area of any structures is reduced, such reduction in Rent to be effective as of the earlier of the date the condemning authority first has possession of such portion or title vests in the condemning authority. The Premises or the portion of the Property necessary for Tenant’s occupancy shall not be deemed untenantable if less than twenty-five percent (25%) of each of those areas are condemned. Landlord shall be entitled to the entire award from the condemning authority attributable to the value of the Premises or the Property and Tenant shall make no claim for the value of its leasehold. Tenant shall be permitted to make a separate claim against the condemning authority for moving expenses or damages resulting from interruption in its business.

17. INSURANCE.
a.
Liability Insurance. During the Lease term, Tenant shall pay for and maintain commercial general liability insurance with broad form property damage and contractual liability endorsements. This policy shall name Landlord as an additional insured, and shall insure Tenant’s activities and those of Tenant’s employees, officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors with respect to the Premises against loss, damage or liability for personal injury or death or loss or damage to property with a combined single limit of not less than $1,000,000. The insurance will be non-contributory with any liability insurance carried by Landlord.

b.
Tenants Insurance. During the Lease term, Tenant shall pay for and maintain replacement cost fire and extended coverage insurance, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Tenant’s personal property, fixtures, and equipment.

c.
Miscellaneous. Insurance required under this Section shall be with companies rated A-V or better in Best’s Insurance Guide, and which are authorized to transact business in the State of Washington. Tenant shall deliver to Landlord upon commencement of the Lease and from time to time thereafter, copies or certificates of the insurance policies required by this Section. In no event shall the limit of such policies be considered as limiting the liability of Tenant under this Lease.

d.
Landlord Insurance. Landlord shall carry standard form extended coverage fire insurance of the building shell and core in the amount of their full replacement value, and such other insurance of such types and amounts as Landlord, in its discretion, shall deem reasonably appropriate. The cost of any such insurance may be included in the Operating Costs by a “blanket policy” insuring other parties and/or locations in addition to the Building, in which case the portion of the premiums therefor allocable to the Building and Project shall be included in the Operating Costs.

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e.
Waiver of Subrogation. Landlord and Tenant hereby release each other and any other tenant, their agents or employees, from responsibility for, and waive their entire claim of recovery for any loss or damage arising from any cause covered by insurance required to be carried by each of them. Each party shall provide notice to the insurance carrier or carriers of this mutual waiver of subrogation, and shall cause its respective insurance carriers to waive all rights of subrogation against the other. This waiver shall not apply to the extent of the deductible amounts to any such policies or to the extent of liabilities exceeding the limits of such policies.

18. INDEMNIFICATION. Tenant shall defend, indemnify, and hold Landlord harmless against all liabilities, damages, costs, and expenses, including attorneys’ fees, arising from any negligent or wrongful act or omission of Tenant or Tenant’s officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors on or around the Premises as a result of any act, omission or negligence of Tenant, or Tenant’s officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors, or arising from any breach of this Lease by Tenant. Tenant shall use legal counsel acceptable to Landlord in defense of any action within Tenant’s defense obligation. Landlord shall defend, indemnify and hold Tenant harmless against all liabilities, damages, costs, and expenses, including attorneys’ fees, arising from any negligent or wrongful act or omission of Landlord or Landlord’s officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors on or around the Premises or arising from any breach of this Lease by Landlord. Landlord shall use legal counsel acceptable to Tenant in defense of any action within Landlord’s defense obligation. The provisions of this section 17 shall survive expiration or termination of this Lease.
19. ASSIGNMENT AND SUBLETTING.
With the exception of a Permitted Transfer, Tenant shall not assign, sublet, mortgage, encumber or otherwise transfer any interest in this Lease (collectively referred to as a “Transfer”) or any part of the Premises, without first obtaining Landlord’s written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall approve or disapprove any requested Transfer within five (5) business days of written request by Tenant. No Transfer shall relieve Tenant of any liability under this Lease notwithstanding Landlord’s consent to such Transfer. Consent to any Transfer shall not operate as a waiver of the necessity for Landlord’s consent to any subsequent Transfer. If Tenant is a partnership, limited liability company, corporation, or other entity, any transfer of this Lease by merger, consolidation, redemption or liquidation, or any change(s) in the ownership of, or power to vote, which singularly or collectively represents a majority of the beneficial interest in Tenant, shall constitute a Transfer under this Section. As a condition to Landlord’s approval, if given, any potential assignee or sublessee otherwise approved by Landlord shall assume all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant and any guarantor, if required, for the payment of Rent and performance of all terms of this Lease. In connection with any Transfer, Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments. With reasonable notice to Landlord (not prior consent), Tenant shall be permitted to sublease or assign all or any portion of its Premises, to any related entity or affiliate of Tenant, whether by merger, consolidation or any successor entity, (collectively referred to as a “Permitted Transfer”) without having the obligation of securing the Landlord’s approval or consent, and Landlord shall not participate in any profits from said subleasing.

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20. LIENS. Tenant shall keep the Premises free from any liens created by or through Tenant. Tenant shall indemnify and hold Landlord harmless from liability from any such liens including, without limitation, liens arising from any Alterations. If a lien is filed against the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant’s expense, immediately furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord and the Premises against all liabilities, costs and expenses, including attorneys’ fees, which Landlord could reasonably incur as a result of such lien(s).
21. DEFAULT. The following occurrences shall each be deemed an Event of Default by Tenant:
a.
Failure To Pay. Tenant fails to pay any sum, including Rent or NNN operating expense, due under this Lease following five (5) business days after receipt of written notice from Landlord of the failure to pay.

b.
Vacation/Abandonment. Tenant vacates the Premises (defined as an absence for at least 30 consecutive days without prior notice to Landlord), or Tenant abandons the Premises (defined as an absence of fifteen (15) days or more while Tenant is in breach of some other term of this Lease). Tenant’s vacation or abandonment of the Premises shall not be subject to any notice or right to cure.

c.
Insolvency. Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or a receiver, assignee or other liquidating officer is appointed for Tenant’s business, provided that in the event of any involuntary bankruptcy or other insolvency proceeding, the existence of such proceeding shall constitute an Event of Default only if such proceeding is not dismissed or vacated within 60 days after its institution or commencement.

d.
Levy or Execution. Tenant’s interest in this Lease or the Premises, or any part thereof, is taken by execution or other process of law directed against Tenant, or is taken upon or subjected to any attachment by any creditor of Tenant, if such attachment is not discharged within 15 days after being levied.

e.
Other Non-Monetary Defaults. Tenant breaches any agreement, term or covenant of this Lease other than one requiring the payment of money and not otherwise enumerated in this Section, and the breach continues for a period of 30 days after written notice by Landlord to Tenant of the breach.

f.	Failure to Take Possession. Tenant fails to take possession of the Premises on the Commencement Date.

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22. REMEDIES. Landlord shall have the following remedies upon an Event of Default. Landlord’s rights and remedies under this Lease shall be cumulative, and none shall exclude any other right or remedy allowed by law.
a. Termination of Lease. Landlord may terminate Tenant’s interest under the Lease, but no act by Landlord other than written notice from Landlord to Tenant of termination shall terminate this Lease. The Lease shall terminate on the date specified in the notice of termination. Upon termination of this Lease, Tenant will remain liable to Landlord for damages in an amount equal to the rent and other sums that would have been owing by Tenant under this Lease for the balance of the Lease term, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all reasonable Landlord’s Reletting Expenses (as defined below). Landlord shall be entitled to either collect damages from Tenant monthly on the days on which rent or other amounts would have been payable under the Lease or alternatively, Landlord may accelerate Tenant’s obligations under the Lease and recover from Tenant: (i) unpaid rent which had been earned at the time of termination; (ii) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rent loss that Tenant proves could reasonably have been avoided; (iii) the amount by which the unpaid rent for the balance of the term of the Lease after the time of award exceeds the amount of rent loss that Tenant proves could reasonably be avoided (discounting such amount by the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%); and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease, or which in the ordinary course would be likely to result from the Event of Default, including without limitation Reletting Expenses described in Section 22b.
b. Re-Entry and Reletting. Landlord may continue this Lease in full force and effect, and without demand or notice, re-enter and take possession of the Premises or any part thereof, expel the Tenant from the Premises and anyone claiming through or under the Tenant, and remove the personal property of either. Landlord may relet the Premises, or any part of them, in Landlord’s name, for such period of time and at such other terms and conditions, as Landlord, in its discretion, may determine. Landlord may collect and receive the rents for the Premises. Re-entry or taking possession of the Premises by Landlord under this Section shall not be construed as an election on Landlord’s part to terminate this Lease, unless a written notice of termination is given to Tenant. Landlord reserves the right following any re-entry or reletting, or both, under this Section to exercise its right to terminate the Lease. During the Event of Default, Tenant will pay Landlord the rent and other sums which would be payable under this Lease if repossession had not occurred, plus the net proceeds, if any, after reletting the Premises, after deducting Landlord’s reasonable Reletting Expenses. “Reletting Expenses” is defined to include all expenses incurred by Landlord in connection with reletting the Premises, including without limitation, all repossession costs, brokerage commissions, attorneys’ fees, remodeling and repair costs, costs for removing and storing Tenant’s property and equipment, and rent concessions granted by Landlord to any new Tenant, prorated over the life of the new lease with Tenant responsible for its pro rata share of the reasonable Reletting Expenses. Tenants pro rata share shall be defined as Tenants remaining lease term in months divided by the total lease term of the new lease in months.
c. Waiver of Redemption Rights. Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, hereby waives and surrenders all rights and privileges which they may have under any present or future law, to redeem the Premises or to have a continuance of this Lease for the Lease term, as it may have been extended.
d. Nonpayment of Additional Rent. All costs which Tenant agrees to pay to Landlord pursuant to this Lease shall in the event of nonpayment be treated as if they were payments of Rent, and Landlord shall have all the rights herein provided for in case of nonpayment of Rent.

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e. Failure to Remove Property. If Tenant fails to remove any of its property from the Premises at Landlord’s request following an uncured Event of Default, Landlord may, at its option, remove and store the property at Tenant’s expense and risk. If Tenant does not pay the storage cost within five (5) business days of Landlord’s request, Landlord may, at its option, have any or all of such property sold at public or private sale (and Landlord may become a purchaser at such sale), in such manner as Landlord deems proper, without notice to Tenant. Landlord shall apply the proceeds of such sale: (i) to the expense of such sale, including reasonable attorneys’ fees actually incurred; (ii) to the payment of the costs or charges for storing such property; (iii) to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and (iv) the balance, if any, to Tenant. Nothing in this Section shall limit Landlord’s right to sell Tenant’s personal property as permitted by law to foreclose Landlord’s lien for unpaid rent.
23. MORTGAGE SUBORDINATION AND ATTORNMENT. This Lease shall automatically be subordinate to any mortgage or deed of trust created by Landlord which is now existing or hereafter placed upon the Premises including any advances, interest, modifications, renewals, replacements or extensions (“Landlord’s Mortgage”), provided the holder of any Landlord’s Mortgage or any person(s) acquiring the Premises at any sale or other proceeding under any such Landlord’s Mortgage shall elect to continue this Lease in full force and effect. Tenant shall attorn to the holder of any Landlord’s Mortgage or any person(s) acquiring the Premises at any sale or other proceeding under any Landlord’s Mortgage provided such person(s) assume the obligations of Landlord under this Lease. Tenant shall promptly and in no event later than fifteen (15) days execute, acknowledge and deliver documents which the holder of any Landlord’s Mortgage may reasonably require as further evidence of this subordination and attornment. Notwithstanding the foregoing, Tenant’s obligations under this Section are conditioned on the holder of each of Landlord’s Mortgage and each person acquiring the Premises at any sale or other proceeding under any such Landlord’s Mortgage not disturbing Tenant’s occupancy and other rights under this Lease, so long as no uncured Event of Default exists.
24. NON-WAIVER. Landlord’s waiver of any breach of any term contained in this Lease shall not be deemed to be a waiver of the same term for subsequent acts of Tenant. The acceptance by Landlord of Rent or other amounts due by Tenant hereunder shall not be deemed to be a waiver of any breach by Tenant preceding such acceptance.
25. HOLDOVER. Tenant shall have the right to remain in the Premises on a month-to-month basis for up to three (3) months (“Permitted Holdover”) after the Lease expiration under the same terms and conditions that are in effect upon Lease expiration. After the Permitted Holdover period Tenant shall have the right to holdover with Landlords consent, such tenancy shall be deemed to be on a month-to-month basis and may be terminated according to Washington law. During such tenancy, Tenant agrees to pay to Landlord 125% the rate of rental last payable under this Lease, unless Landlord and Tenant agree upon a different rate. All other terms of the Lease shall remain in effect. Under no conditions shall Tenant be liable for consequential and/or special damages as a result of any holdover.
26. NOTICES. All notices under this Lease shall be in writing and effective (i) when delivered in person, (ii) three (3) days after being sent by registered or certified mail to Landlord or Tenant, as the case may be, at the Notice Addresses set forth in Section 1(h); or (iii) upon confirmed transmission by facsimile to such persons at the facsimile numbers set forth in Section 1(h) or such other addresses/facsimile numbers as may from time to time be designated by such parties in writing.
27. COSTS AND ATTORNEYS’ FEES. If Tenant or Landlord engage the services of an attorney to collect monies due or to bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or other payments, or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys’ fees in such suit, at trial and on appeal.

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28. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement specifying the following, subject to any modifications necessary to make such statements true and complete: (i) the date the Lease term commenced and the date it expires; (ii) the amount of minimum monthly Rent and the date to which such Rent has been paid; (iii) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; (iv) that this Lease represents the entire agreement between the parties; (v) that all conditions under this Lease to be performed by Landlord have been satisfied; (vi) that there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by Landlord; (vii) that no Rent has been paid more than one month in advance; and (viii) that no security has been deposited with Landlord (or, if so, the amount thereof). A prospective purchaser of Landlord’s interest or assignee of any mortgage or new mortgagee of Landlord’s interest in the Premises may rely upon any such statement delivered pursuant to this Section. If Tenant shall fail to respond within ten(10) business days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.
29. TRANSFER OF LANDLORD’S INTEREST. This Lease shall be assignable by Landlord without the consent of Tenant. In the event of any transfer or transfers of Landlord’s interest in the Premises, other than a transfer for security purposes only, upon the assumption of this Lease by the transferee, Landlord shall be automatically relieved of obligations and liabilities accruing from and after the date of such transfer, except for any retained security deposit or prepaid rent, and Tenant shall attorn to the transferee. See section 32. Not to adversely impact Tenant’s lease.
30. RIGHT TO PERFORM. If Tenant shall fail to timely pay any sum or perform any other act on its part to be performed hereunder, Landlord may make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Tenant shall, on demand, reimburse Landlord for its expenses incurred in making such payment or performance. Landlord shall (in addition to any other right or remedy of Landlord provided by law) have the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.
31. HAZARDOUS MATERIAL. Landlord represent and warrants that to the best of its knowledge after investigation and inquiry, that Landlord has not used the Building to treat, store, refine, process, or dispose of hazardous wastes, hazardous substances, or toxic substances, as those terms are defined under CERCLA, 43 U.S.C. 9601 et seq., RECR, 52 U.S.C. 6901, et seq., or TSCA, 15 U.S.C. 2401 et seq. (hereinafter “Hazardous Materials”) except as is normal in the operation of a commercial office building, including but not limited to janitorial supplies and duplicating supplies. Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge, there is no “Hazardous Material” (as defined below) on, in, or under the Premises as of the Commencement Date except as otherwise disclosed to Tenant in writing before the execution of this Lease. If there is any Hazardous Material on, in, or under the Premises as of the Commencement Date which has been or thereafter becomes unlawfully released through no fault of Tenant, then Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including without limitation sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees, incurred or suffered by Tenant either during or after the Lease term as the result of such contamination. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about, or disposed of on the Premises by Tenant, its agents,

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employees, contractors or invitees, except in strict compliance with all applicable federal, state and local laws, regulations, codes and ordinances. If Tenant breaches the obligations stated in the preceding sentence, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including, without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, or elsewhere, damages arising from any adverse impact on marketing of space at the Premises, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees incurred or suffered by Landlord either during or after the Lease term. These indemnifications by Landlord and Tenant include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, whether or not required by any federal, state or local governmental agency or political subdivision, because of Hazardous Material present in the Premises, or in soil or ground water on or under the Premises. Tenant shall immediately notify Landlord of any inquiry, investigation or notice that Tenant may receive from any third party regarding the actual or suspected presence of Hazardous Material on the Premises. Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, results in any unlawful release of Hazardous Materials on the Premises or any other property, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises or any other property, to the condition existing prior to the release of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval may be withheld at Landlord’s sole discretion. As used herein, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste including biomedical waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government, due to its potential harm to the health, safety or welfare of humans or the environment. The provisions of this Section 30 shall survive expiration or termination of this Lease.
32. QUIET ENJOYMENT. So long as Tenant pays the Rent and performs all of its obligations in this Lease, Landlord or anyone claiming by, through or under Landlord, or by the holders of any Landlord’s Mortgage or any successor thereto will not disturb Tenant’s right to quiet enjoyment of the possession of the Premises.
33. GENERAL.
a.	Heirs and Assigns. This Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.
b.
Brokers’ Fees. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution, or delivery of this Lease other than as disclosed in Section 35 of this Lease. Tenant shall indemnify and hold Landlord harmless against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. This subparagraph shall not apply to brokers with whom Landlord has an express written brokerage agreement.

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c.
Entire Agreement. This Lease contains all of the covenants and agreements between Landlord and Tenant relating to the Premises. No prior or contemporaneous agreements or understanding pertaining to the Lease shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

d.	Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease.
e.
Force Majeure. Time periods for either party’s performance under any provisions of this Lease (excluding payment of Rent) shall be extended for periods of time during which the party’s performance is prevented due to circumstances beyond such party’s control, including without limitation, fires, floods, earthquakes, lockouts, strikes, embargoes, governmental regulations, acts of God, public enemy, war or other strife.

f.	Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.
g.
Memorandum of Lease. Except for the pages containing the Commission Agreement, the parties signatures and attached Exhibits A and B, this Lease shall not be recorded. However, Landlord and Tenant shall, at the other’s request, execute and record a memorandum of Lease in recordable form that identifies Landlord and Tenant, the commencement and expiration dates of the Lease, and the legal description of the Premises as set forth on attached Exhibit B.

h.
Submission of Lease Form Not an Offer. One party’s submission of this Lease to the other for review shall not constitute an offer to lease the Premises. This Lease shall not become effective and binding upon Landlord and Tenant until it has been fully signed by both Landlord and Tenant.

i.
No Light, Air or View Easement. Tenant has not been granted an easement or other right for light, air or view to or from the Premises. Any diminution or shutting off of light, air or view by any structure which may be erected on or adjacent to the Building shall in no way effect this Lease or the obligations of Tenant hereunder or impose any liability on Landlord.

j.
Authority of Parties. Any individual signing this Lease on behalf of an entity represents and warrants to the other that such individual has authority to do so and, upon such individual’s execution, that this Lease shall be binding upon and enforceable against the party on behalf of whom such individual is signing.

34. EXHIBITS AND RIDERS. The following exhibits and riders are made a part of this Lease: Exhibit A Floor Plan Outline of the Premises Exhibit B Legal Description Exhibit C Landlords work Exhibit D Additional Provisions.
35. AGENCY DISCLOSURE. At the signing of this Lease, Landlord’s Agent Chris Langer of Broderick Group, Inc. represented Landlord and Tenant’s Licensee Sean Barnes and Adrienne Hunter of The Staubach Company represented Tenant. The Staubach Company is Tenant’s Broker and Broderick Group, Inc. is Landlord’s Broker. If Tenant’s Licensee and Landlord’s Agent are different salespersons affiliated with the same Broker, then both Tenant and Landlord confirm their consent to that Broker acting as a dual agent. If Tenant’s Licensee and Landlord’s Agent are the same salesperson representing both parties, then both Landlord and Tenant confirm their consent to that salesperson and his/her Broker acting as dual agents. If Tenant’s Licensee, Landlord’s Agent, or their Broker are dual agents, Landlord and Tenant consent to Tenant’s Licensee, Landlord’s Agent and their Broker being compensated based on a percentage of the rent or as otherwise disclosed on an attached addendum. Neither Tenant’s Licensee, Landlord’s Agent or their Broker are receiving compensation from more than one party to this transaction unless otherwise disclosed on an attached addendum, in which case Landlord and Tenant consent to such compensation. Landlord and Tenant confirm receipt of the pamphlet entitled “The Law of Real Estate Agency.”

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36. COMMISSION AGREEMENT. Landlord agrees to pay a commission to Tenant’s Broker and Landlord’s Broker per a separate agreement.
37. BROKER PROVISIONS LANDLORD’S AGENT, TENANT’S LICENSEE AND THEIR BROKERS HAVE MADE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE PREMISES, THE MEANING OF THE TERMS AND CONDITIONS OF THIS LEASE, LANDLORD’S OR TENANT’S FINANCIAL STANDING, ZONING, COMPLIANCE OF THE PREMISES WITH APPLICABLE LAWS, SERVICE OR CAPACITY OF UTILITIES, OPERATING EXPENSES, OR HAZARDOUS MATERIALS. LANDLORD AND TENANT ARE EACH ADVISED TO SEEK INDEPENDENT LEGAL ADVICE ON THESE AND OTHER MATTERS ARISING UNDER THIS LEASE. IN WITNESS WHEREOF this Lease has been executed the date and year first above written.
38. CONSENT OF OWNER. Willows Run Investments, LLC, a Washington Limited Liability Company (“Owner”) is the fee owner of the Premises having acquired the Premises from Landlord. Landlord remains landlord under the Lease pursuant to the terms of the Master Lease dated September 16, 2005. Owner joins in the execution of this Lease for the purpose of indicating its consent to the terms hereof. Owner further agrees that in the event the Master Lease is terminated for any reason, then so long as the Tenant is not in default under the terms of the Lease beyond the expiration of any applicable notice and cure periods, Owner recognizes the Lease as a direct lease between Owner and Tenant. In the event of such termination, Tenant agrees to attorn to and accept Owner as its landlord for the remainder of the term of the Lease.

LANDLORD: Mastro Willows 2, LLC
/s/ Michael R. Mastro
Michael R. Mastro
Date: 7/27/08

TENANT: Foundation 9 Entertainment, Inc.
By:	/s/ Michael Dean
Michael Dean
Its: VP, Operations 1-18-2008

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Date: 1-18-2008 Amaze Entertainment, Inc.
By:	/s/ Michael Dean
Michael Dean
Its: VP, Operations Date:

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STATE OF WASHINGTON	)
)ss.
COUNTY OF KING	)
On this 27 day of February, 2008, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared MICHAEL R. MASTRO, to me known to be the Managing Member of Mastro Willows 2, LLC, the company that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

/s/ Donna J. Reid
NOTARY PUBLIC in and for the State of Washington, residing at Auburn My commission expires 2/17/10

STATE OF WASHINGTON	)
)ss.
COUNTY OF KING	)
On this 18 day of January, 2008, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Michael Dean, to me known to be the VP, Operations of Amaze Entertainment, Inc. the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

/s/ ILLEGIBLE

NOTARY PUBLIC in and for the State of Washington, residing at Kirkland, WA

My commission expires 6-9-2010

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STATE OF WASHINGTON	)
)ss.
COUNTY OF KING	)
On this 18 day of January, 2008, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Michael Dean, to me known to be the VP, Operations of Foundation 9 Entertainment, Inc. the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

/s/ ILLEGIBLE

NOTARY PUBLIC in and for the State of Washington, residing at Kirkland, WA

My commission expires
6-9-2010

STATE OF WASHINGTON	)
)ss.
COUNTY OF KING	)
On this  _____  day of                                         , 2008, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared                                           , to me known to be the                                           of                                         , the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

NOTARY PUBLIC in and for the State of Washington, residing at

My commission expires

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Exhibit A
2nd Floor Plan

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Exhibit A (continued)
1st Floor Plan (Existing)

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Exhibit A (continued)
1st Floor Plan (with new demising wall)

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Exhibit B
Legal Description
Willows 124 A
Lots 1 of Short Plat No. R278020(REV), according to the Short Plat Survey recorded under King County recording No. 8902210369, being a revision of Short Plat recorded under recording No. 7906250893;
Together with an easement for a roadway and utilities as discovered be instrument recorded February 28, 1983, under recording No. 8302280506;
And together with easements and parking rights as disclosed be instrument recorded October 2, 1991 under Recording No. 9110020709;
Situate in the County of King, State of Washington.

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Exhibit C
Work Letter
1. Acceptance of Premises. Except for the demising wall depicted on Exhibit A that may be constructed by Landlord, at Landlords sole expense, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.
2. Space Plans. On or before                     ,                    ; Tenant shall deliver to Landlord a space plan prepared by                      or another design consultant chosen by Tenant and reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”). Landlord shall notify Tenant whether it approves of the submitted Space Plans within five (5) business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such Space Plans in accordance with Landlord’s objections and resubmit same to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three (3) business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. Landlord’s approval of the Space Plans shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto.
3. Drawings. Tenant shall cause its Architect to prepare all plans and specifications (the “Drawings”) necessary to construct the interior improvements of the Premises (the “Improvements”). The Drawings shall include, without limitation, the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws. The Drawings shall be delivered to Landlord for its approval as soon as reasonably practicable after the execution of this Lease, but in no event later than the tenth (10th) day following the date on which the Space Plans are approved by Landlord (the “Drawings Delivery Deadline”). Landlord shall notify Tenant whether it approves of the submitted Drawings within seven (7) days after Tenant’s submission thereof. If Landlord disapproves of such Drawings, then Landlord shall notify Tenant thereof specifying in detail the reasons for such disapproval, in which case, Tenant shall correct the submitted Drawings and deliver them to Landlord for its approval within ten (10) days after Tenant receives Landlord’s notice disapproving the submitted drawings. Landlord shall have five (5) days to approve or disapprove any resubmitted Drawings, and Tenant shall have five (5) days to correct any such resubmitted Drawings disapproved by Landlord. This process shall be repeated until the Drawings have been finally approved. If Landlord fails to notify Tenant that it approves of the initial Drawings within seven (7) days or any resubmitted Drawings within five (5) days after the submission thereof, then Landlord shall be deemed to have approved the Drawings. Landlord’s approval of such Drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure, HVAC System, life-safety, plumbing, electrical, and mechanical systems, the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas (if any), (3) the Drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements, which rules and regulations do not presently exist. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof.

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4. Bidding of Work. Prior to commencing the construction of the Improvements (the “Work”), Tenant shall competitively bid the Work to a minimum of three (3) contractors approved by Landlord. Landlord and Tenant shall agree on the selection of the qualified bidder to perform the Work.
5. Construction of Improvements. Tenant shall diligently construct the Improvements in accordance with the Drawings in a good and workmanlike manner using first quality, new materials and meet or exceed those standards or qualities presently performed or installed in the Building and in compliance with Laws (including the ADA to the extent applicable) and shall obtain all permits, licenses, and all other governmental improvements requisite for the construction thereof. Tenant’s Work shall be subject to the inspection and approval of Landlord. Such inspection shall be for Landlord’s sole benefit and shall in no event be construed as any benefit to, nor may Tenant rely on same. Tenant will assign to Landlord all assignable contractor and manufacturer warranties it receives in connection with the construction of the Improvements. In no event shall Tenant’s failure to timely complete the Work result in any delay in the Commencement Date set forth in Section 1(b) of the Lease. In no event shall Landlord be due any fees with respect to approval of plans, approval of contractors or construction management services.
6. Tenant’s Insurance. In connection with the construction of the Work by Tenant, Tenant shall secure, pay for and maintain (or cause its contractor to secure, pay for and maintain) during the construction, the following insurance and in the amounts as set forth below:
(a) Commercial general liability insurance in amounts of $3,000,000 per occurrence, which shall apply on a per location basis;
(b) Comprehensive general automobile liability insurance covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $3,000,000 combined single limit for property damage and bodily injury;
(c) Worker’s compensation insurance in amounts not less than statutorily required; and

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(d) Builder’s Risk insurance.
Such insurance policies shall name Landlord as an additional insured and shall provide that no change or cancellation of coverage shall be undertaken without thirty (30) days’ prior written notice to Landlord. Tenant or Tenant’s contractor shall furnish to Landlord, certificates of such insurance prior to commencing the Work.
7. Excess Costs. The entire cost of performing the Work (including design of the Improvements and preparation of the Drawings); preparation of the Space Plans; costs of construction labor and materials; permits; electrical usage during construction; additional janitorial services; distribution and/or relocation of sprinklers, electrical, mechanical, lights and HVAC per the Drawings; related taxes and insurance costs; construction management and supervision fee; costs for separate metering of utilites as set forth in Section 8 of the Lease; installation and repairs of the security/videosystems; and any other fees or costs associated with the Tenant Improvement Work, all of which costs are herein collectively called the (“Total Construction Costs”) in excess of the improvement Allowance shall be paid by Tenant.
8. Improvement Allowance. Landlord shall provide to Tenant a construction allowance of $15.00 per rentable square foot of the Premises (the “Improvement Allowance”) to be applied toward the Total Construction Costs. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and invoices are provided to Landlord by Tenant. In the event the cost of the construction of the Improvements does not exceed the Improvement Allowance, Tenant may spend such unused portion of the Improvement Allowance up to a maximum amount of $15.00 per Rentable Square Foot of the Premises on Base Rent, moving costs, equipment, phones, cabling and fixtures. All other work required to construct the Improvements (the “Additional Work”) shall be performed at Tenant’s expense.

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